Exhibit 23.1


           CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the incorporation of our report included in this Form 11-K, into the Company's previously file Registration Statement on Form S-8 No. 33-62029.



/s/Arthur Andersen LLP

Salt Lake City, Utah
June 26, 1996